    As filed with the Securities and Exchange Commission on December 1, 2000

                                                     Registration No. 333- _____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          HCA - THE HEALTHCARE COMPANY
               (Exact name of issuer as specified in its charter)

                DELAWARE                                       75-2497104
     (State or other jurisdiction of                        (I.R.S. Employer
     incorporation or organization)                       Identification No.)

             ONE PARK PLAZA
          NASHVILLE, TENNESSEE                                   37203
(Address of principal executive offices)                       (Zip Code)

         COLUMBIA/HCA HEALTHCARE CORPORATION SALARY DEFERRAL PLAN/401(K)
              COLUMBIA/HCA HEALTHCARE CORPORATION STOCK BONUS PLAN
                                 HCA 401(K) PLAN
                   HEALTHTRUST, INC. 401(K) RETIREMENT PROGRAM
                 EPIC HEALTHCARE GROUP, INC. PROFIT SHARING PLAN
                                 MCA 401(K) PLAN
                            (Full title of the plans)


                                JOHN M. FRANCK II
                     VICE PRESIDENT AND CORPORATE SECRETARY
                          HCA - THE HEALTHCARE COMPANY
                                 ONE PARK PLAZA
                           NASHVILLE, TENNESSEE 37203
                                 (615) 344-9551
 (Name, address and telephone number, including area code, of agent for service)

---------------------------------------------------------------------------------------------------------
                                      CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
                                                                             Proposed
                                                                              maximum
                                                      Proposed maximum       aggregate       Amount of
    Title of each class of         Amount to be      offering price per      offering      registration
securities to be registered(1)   registered(2)(3)(4)     share(3)(4)        price(3)(4)    fee(3)(4)(5)
---------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value     8,000,000 shares         $39.39          $315,090,000      $83,184
---------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "1933 Act"), this registration statement also covers an indeterminate amount of interests to be offered pursuant to the employee benefit plans described herein.

(2) Pursuant to Rule 416(a) under the 1933 Act, includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3) HCA - The Healthcare Company (the "Company") previously filed (i) a Registration Statement on Form S-8 on September 28, 1998 (Registration No. 333-64479) which registered 3,000,000 shares to be offered pursuant to the Columbia/HCA Healthcare Corporation Salary Deferral Plan/401(k) and the Columbia/HCA Healthcare Corporation

         Stock Bonus Plan (which plans will be merged to form the HCA 401(k) Plan effective January 1, 2001), the Healthtrust, Inc. 401(k) Retirement Program and the EPIC Healthcare Group Profit Sharing Plan, and (ii) a Registration Statement on Form S-8 on October 19, 2000 (Registration No. 333-48254) which registered 1,000,000 shares to be offered pursuant to the MCA 401(k) Plan. There are currently 1,000,000 shares registered under Registration Statement No. 333-48254 that have not been sold (the "Transferred Shares"). The Company paid fees totaling $10,595 to register the Transferred Shares. The Company is concurrently herewith filing a post-effective amendment to such registration statement which deregisters the Transferred Shares. The Transferred Shares, plus an additional 7,000,000 shares to be offered pursuant to the Columbia/HCA Healthcare Corporation Salary Deferral Plan/401(k), the Columbia/HCA Healthcare Corporation Stock Bonus Plan, the HCA 401(k) Plan, the Healthtrust, Inc. 401(k) Retirement Program, the EPIC Healthcare Group, Inc. Profit Sharing Plan and the MCA 401(k) Plan, are being registered on this Registration Statement. Pursuant to General Instruction E to Form S-8, the Transferred Shares and the registration fees previously paid with respect to the Transferred Shares are carried over to this Registration Statement.

(4) The proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee shown are a combination of the respective amounts used in calculating the portion of the registration fees carried over with respect to the Transferred Shares and the amounts used in calculating the portion of the registration fees on the newly registered shares as follows:

-------------------------------------------------------------------------------------------------------------
Registration Statement   Shares Carried Over   Proposed Maximum      Proposed Maximum     Amount of
                         and Newly Registered  Offering Price per    Aggregate Offering   Registration Fee(A)
                                               Share(A)              Price(A)
-------------------------------------------------------------------------------------------------------------
333-48254                    1,000,000         $40.13(B)             $40,130,000(B)       $10,595(B)
This Registration            7,000,000         $39.28(C)             $274,960,000(C)      $72,589(C)
Statement
Total                        8,000,000         $39.39                $315,090,000         $83,184
-------------------------------------------------------------------------------------------------------------

         (A) Pursuant to Rule 457(h)(1) under the 1933 Act, the offering price is estimated solely for the purpose of calculating the registration fee.

         (B) Computed on the basis of the average of the high and low prices of the Company's common stock on October 12, 2000 as reported on the New York Stock Exchange.

         (C) Computed on the basis of the average of the high and low prices of the Company's common stock on November 27, 2000 as reported on the New York Stock Exchange.

(5) As described in Notes (3) and (4), $10,595 of the registration fee was previously paid in connection with the registration of the Transferred Shares. The balance of the registration fee of $72,589 has been deposited by the Company to the Commission's lock-box account in connection with this Registration Statement.

         PART I -- INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.           Plan Information.+

Item 2.           Registrant Information and Plan Annual Information.+

+ Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.

          PART II -- INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference into this registration statement as of their respective dates of filing:

         (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1999;

         (b) the Annual Report on Form 11-K for the year ended December 31, 1999 of each the Columbia/HCA Healthcare Corporation Salary Deferral Plan/401(k), the Columbia/HCA Healthcare Corporation Stock Bonus Plan, the Healthtrust, Inc. 401(k) Retirement Program, and the EPIC Healthcare Group, Inc. Profit Sharing Plan;

         (c) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000 and Current Reports on Form 8-K dated February 14, 2000, May 18, 2000, May 25, 2000, August 18, 2000, September 14, 2000 and
                  October 25, 2000; and

         (d) the description of the Company's common stock, $.01 par value per share, contained in the Company's Registration Statement on Form 8-A/A, Amendment No. 1, as filed with the Commission on October 19, 2000, including all amendments and reports filed for the purpose of updating such description.

         All documents filed subsequent to the date of this registration statement by the Company or any of the plans to which this Registration Statement relates (the "Plans") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters any securities then remaining unsold, shall also be deemed to be incorporated by reference in this registration statement and to be a part hereof from their respective dates of filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.           Description of Securities.

         Not applicable.

Item 5.           Interests of Named Experts and Counsel.

         Not applicable.

Item 6.           Indemnification of Directors and Officers.

         The Company's Restated Certificate of Incorporation provides that each person who was or is made a party or is threatened to be made party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she was a director or officer of the Company (or was serving at the request of the Company as a director, officer, employee or agent for another entity) will be indemnified and held harmless by the Company, to the full extent authorized by the Delaware General Corporation Law.

         Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         The Company's Restated Certificate of Incorporation provides that to the fullest extent permitted by Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Delaware General Corporation Law permits Delaware corporations to include in their certificate of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit a director's liability (i) for breaches of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law, (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions or (iv) for transactions in which the director received an improper personal benefit.

         The Company is insured against liabilities which it may incur by reason of its indemnification of officers and directors in accordance with its Restated Certificate of Incorporation. In addition, directors and officers are insured, at the Company's expense, against certain liabilities that might arise out of their employment and are not subject to indemnification under the Restated Certificate of Incorporation.

         The foregoing summaries are necessarily subject to the complete text of the statutes, the Company's Restated Certificate of Incorporation and agreements referred to above and are qualified in their entirety by reference thereto.

Item 7.           Exemption from Registration Claimed.

         Not applicable.

Item 8.           Exhibits.

         (A) The following exhibits are filed as part of this Registration
Statement:

         Exhibit
         Number

         4.1(a) Restated Certificate of Incorporation of the Company, as amended (restated electronically for SEC filing purposes) (filed as Exhibit 1 to the Company's Form 8-A/A, Amendment No. 1, dated October 19, 2000, and incorporated herein by reference).

         4.1(b)   Second Amended and Restated Bylaws of the Company (filed as
                  Exhibit 3 to the Company's Form 8-A/A, Amendment No. 1, dated October 19, 2000, and incorporated herein by reference).

         4.2 Specimen Certificate for shares of Common Stock, par value $0.01 per share, of the Company (filed as Exhibit 4 to the Company's Form 8-A/A, Amendment No. 1, dated October 19, 2000, and incorporated herein by reference).

         4.3 Registration Rights Agreement dated as of March 16, 1989, by and among HCA-Hospital Corporation of America and the persons listed on the signature pages thereto (filed as Exhibit
                  (g)(24) to Amendment No. 3 to the Schedule 13E-3 filed by HCA-Hospital Corporation of America, Hospital Corporation of America and The HCA Profit Sharing Plan on March 22, 1989, and incorporated herein by reference).

         4.4 Assignment and Assumption Agreement dated as of February 10, 1994, between HCA-Hospital Corporation of America and the Company relating to the Registration Rights Agreement, as amended (filed as Exhibit 4.7 to the

                  Company's Annual Report on Form 10-K for the year ended December 31, 1993, and incorporated herein by reference).

         4.5 Distribution Agreement dated as of May 11, 1999 by and among the Company, LifePoint Hospitals, Inc. and Triad Hospitals, Inc. (filed as Exhibit 99 to the Company's Current Report on Form 8-K dated May 11, 1999, and incorporated herein by reference).

         23 Consent of Ernst & Young LLP, independent auditors (filed herewith).

         24 Power of Attorney (included in the signature page of this Registration Statement).

         (B) In lieu of attaching as an exhibit the Internal Revenue Service (the "IRS") determination letter that the Plans are qualified under
         Section 401 of the Internal Revenue Code of 1986, as amended, the registrant hereby undertakes that it has submitted or will submit the Plans and any amendments thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify such Plans, as amended.

Item 9.           Undertakings.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of any offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the 1933 Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, Tennessee, on this 1st day of December, 2000.


                                    HCA - THE HEALTHCARE COMPANY



                                    By: /s/ John M. Franck II
                                        ----------------------------------------
                                        John M. Franck II
                                        Vice President and Corporate Secretary

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John M. Franck II, R. Milton Johnson and Robert A. Waterman, and each of them, such person's true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including any post-effective amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the 1933 Act, this registration statement has been signed by the following persons in the capacities indicated below on this 1st day of December, 2000.


            Signature                                    Title

/s/ Thomas F. Frist, Jr., M.D.     Chairman of the Board and Chief Executive
-------------------------------    Officer (Principal Executive Officer)
   Thomas F. Frist, Jr., M.D.

    /s/ David G. Anderson          Senior Vice President-Finance and Treasurer
-------------------------------    (Principal Financial Officer)
       David G. Anderson

    /s/ R. Milton Johnson          Senior Vice President and Controller
-------------------------------    (Principal Accounting Officer)
       R. Milton Johnson

   /s/ Jack O. Bovender, Jr.       President, Chief Operating Officer and
-------------------------------    Director
     Jack O. Bovender, Jr.

/s/ Magdalena H. Averhoff, M.D.    Director
-------------------------------
  Magdalena H. Averhoff, M.D.

       /s/ Elaine L. Chao          Director
-------------------------------
         Elaine L. Chao

      /s/ J. Michael Cook          Director
-------------------------------
        J. Michael Cook

      /s/ Martin Feldstein         Director
-------------------------------
        Martin Feldstein

     /s/ Frederick W. Gluck        Director
-------------------------------
       Frederick W. Gluck

     /s/ Glenda A. Hatchett        Director
-------------------------------
       Glenda A. Hatchett

      /s/ T. Michael Long          Director
-------------------------------
        T. Michael Long

      /s/ John H. McArthur         Director
-------------------------------
        John H. McArthur

      /s/ Thomas S. Murphy         Director
-------------------------------
        Thomas S. Murphy

       /s/ Kent C. Nelson          Director
-------------------------------
         Kent C. Nelson

     /s/ Carl E. Reichardt         Director
-------------------------------
       Carl E. Reichardt

    /s/ Frank S. Royal, M.D.       Director
-------------------------------
      Frank S. Royal, M.D.

         Pursuant to the requirements of the 1933 Act, the trustees (or other persons who administer the Plans) have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Nashville, Tennessee, on this 1st day of December, 2000

                                    COLUMBIA/HCA HEALTHCARE CORPORATION
                                    SALARY DEFERRAL PLAN/401(K)

                                    COLUMBIA/HCA HEALTHCARE CORPORATION
                                    STOCK BONUS PLAN

                                    HCA 401(K) PLAN

                                    HEALTHTRUST, INC. 401(K) RETIREMENT
                                    PROGRAM

                                    EPIC HEALTHCARE GROUP, INC. PROFIT
                                    SHARING PLAN

                                    MCA 401(K) PLAN



                                    By: /s/ Philip R. Patton
                                        ---------------------------------------
                                        Philip R. Patton
                                        Senior Vice President - Human Resources

                                  EXHIBIT INDEX

         Exhibit
         Number

         4.1(a) Restated Certificate of Incorporation of the Company, as amended (restated electronically for SEC purposes) (filed as Exhibit 1 to the Company's Form 8-A/A, Amendment No. 1, dated October 19, 2000, and incorporated herein by reference).

         4.1(b)   Second Amended and Restated Bylaws of the Company (filed as
                  Exhibit 3 to the Company's Form 8-A/A, Amendment No. 1, dated October 19, 2000, and incorporated herein by reference).

         4.2 Specimen Certificate for shares of Common Stock, par value $0.01 per share, of the Company (filed as Exhibit 4 to the Company's Form 8-A/A, Amendment No. 1, dated October 19, 2000, and incorporated herein by reference).

         4.3 Registration Rights Agreement dated as of March 16, 1989, by and among HCA-Hospital Corporation of America and the persons listed on the signature pages thereto (filed as Exhibit
                  (g)(24) to Amendment No. 3 to the Schedule 13E-3 filed by HCA-Hospital Corporation of America, Hospital Corporation of America and The HCA Profit Sharing Plan on March 22, 1989, and incorporated herein by reference).

         4.4 Assignment and Assumption Agreement dated as of February 10, 1994, between HCA-Hospital Corporation of America and the Company relating to the Registration Rights Agreement, as amended (filed as Exhibit 4.7 to the Company's Annual Report on Form 10-K for the year ended December 31, 1993, and incorporated herein by reference).

         4.5 Distribution Agreement dated as of May 11, 1999 by and among the Company, LifePoint Hospitals, Inc. and Triad Hospitals, Inc. (filed as Exhibit 99 to the Company's Current Report on Form 8-K dated May 11, 1999, and incorporated herein by reference).

         23 Consent of Ernst & Young LLP, independent auditors (filed herewith).

         24 Power of Attorney (included in the signature page of this Registration Statement).